Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GAB AI INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2017, AT 7:09 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of state

6146578 8100	Authentication: 203688160
SR# 20177346905	Date: 12-05-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION

for

GAB AI INC.,

a Delaware corporation

The undersigned, Andrew Torba, hereby certifies as follows:

1.       He is the duly elected, qualified and acting President of GAB AI Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

2.       Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows;

“The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of common stock, consisting of: (i) Twelve Million (12,000,000) shares of voting common stock, par value $0.0001 per share, designated as “Class A Common Stock”, and (ii) Eight Million (8,000,000) shares of non-voting common stock, par value $0.0001 per share, designated as “GAB Tokens”. Except as may be provided in this Certificate of Incorporation or required by law, the Class A Common Stock shall have voting rights in the election of directors and on all other matters presented to the stockholders, with each holder of Class A Common Stock being entitled to one vote for each share of Class A Common Stock held of record by such holder on such matters. Except as required by law, the GAB Tokens shall have no voting rights.”

3.       The amendment set forth herein shall become effective immediately upon the filing of this Certificate of Amendment.

4.       The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

5.       The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute was voted in favor of the amendment.

6.       Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GAB AI Inc., has caused this certificate to be signed by Andrew Torba, its President, this 16th day of November 2017.

By:	/s/ Andrew Torba
Andrew Torba, President

State of Delaware Secretary of State Division of Corporations Delivered 07:09 PM 12/01/2017 FILED 07:09 PM 12/01/2017 SR 20177346905 - File Number 6146578

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "GAB AI INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2016, AT 6:48 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6146578 8100
SR# 20167237492

Authentication: 203603462
Date: 12-29-16

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GAB AI INC.

ARTICLE I

The name of this corporation is Gab AI Inc. (the "***Corporation***").

ARTICLE II

The name and address of the registered agent for service of process of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "***DGCL***").

ARTICLE IV

This Corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the Corporation is authorized to issue is 12,000,000 shares, all of which shall be Common Stock, par value $0.0001 per share.

ARTICLE V

A. ***Limitation of Director's Liability***. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. ***Indemnification of Directors and Officers***. To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees and other agents of this Corporation and any other persons to which the DGCL permits this Corporation to provide indemnification.

C. ***Repeal or Modification***. Any repeal or modification of this Article V, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of this Corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

A - 1

ARTICLE VI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VII

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice or and to have consented to the provisions of this Article IX.

* * * * *

A - 2

Page 1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GAB AI INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2018, AT 6:30 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6146578 8100
SR# 20186468336

Authentication: 203362294
Date: 09-05-18